Application for Variable Annuity

Insurer, as used in this application, means Allstate Life Insurance Company.

Mail documents to:

Allstate Life Insurance Company
OVERNIGHT: 3100 Sanders Road - J4A
Northbrook, IL 60062
MAIL: P.O. Box 94036
Palatine, IL 60094-4036

1) Owner
If no Annuitant is specified in section 3, the Owner will be the Annuitant.
Name
Street Address
City       State     Zip
SS#/TIN
Date of birth
o Male     o Female  o Trustee o CRT
Phone #

2) Joint owner (If any)
Name
Relationship to Owner
SS#/TIN
Date of birth
o Male
o Female

3) Annuitant
Complete only if different from the Owner in section 1.
Name
Street Address
City       State     Zip
SS#/TIN
Date of birth
o Male
o Female

4) Beneficiary(ies)
           DesignatedName(s)   Relationship to Owner          Percentage
           ContingentName(s)   Relationship to Owner          Percentage

5) Tax-qualified plans Check the appropriate box in A, B, and C.
A. o Nonqualified      o Traditional IRA    o SEP-IRA o Roth IRAo 401(k)
   o 401(a)  o 403(b)  o Other________________________________
B. o Initial o Transfer  o Rollover
   Tax year for which initial contribution is being made_______
C. o Individual Accounts          o Unallocated Plan Account

6) Investment Selection
Please check selected investment choice(s) and indicate whole percentage allocations. The initial premium will be allocated as selected here. If dollar cost averaging, see section 7B.
Initial $___________________
Monies remitted via  o Check   o Wire     o 1035    o Tax-qualified transfer
o Asia Pacific Growth          ______%
o Diversified Income           ______%
o The George Putnam Fund       ______%
o Global Asset Allocation      ______%
o Global Growth      ______%
o Growth and Income  ______%
o Health Sciences    ______%
o High Yield         ______%
o Income   ______%
o International Growth         ______%
o International Growth and Income         ______%
o International New Opportunities         ______%
o Investors          ______%
o Money Market       ______%
o New Opportunities  ______%
o New Value          ______%
o OTC & Emerging Growth        ______%
o Research           ______%
o Small Cap Value    ______%
o Utilities Growth and Income  ______%
o Vista    ______%
o Voyager]           ______%
o ___________________________  ______%


o 6-Month DCA Fixed  Account*  ______%
o 12-Month DCA Fixed  Account*  ______%
o Standard Fixed Account* ______%

*May not be available in all states
                          Total 100%

Optional Programs
7A) Automatic Rebalancing Program
o Moderate -- 35% Diversified Income, 20% Growth and Income, 20% Investors, 15% International Growth, 10% OTC & Emerging Growth

o Aggressive -- 25% Investors, 25% Growth and Income, 20% Diversified Income, 15% International Growth, 15% OTC & Emerging Growth

o Flagship -- 38% Growth and Income, 38% Voyager, 24% International Growth If a custom model is created, please complete and sign the separate form in the back of the booklet. Please indicate Transfer Frequency ____________

7B) Dollar Cost Averaging Program
           Transfer to (select investment option)   Percent per transfer
           -----------------------------  -----------%
           -----------------------------  -----------%
           -----------------------------  -----------%
           -----------------------------  -----------%

           Number of occurrences (3-12)
           DCA Program length: Minimum 3 months, maximum 12 months.

     *All assets must be transferred into the variable subaccounts within 3 to 6 months from the date of enrollment.

     **All assets must be transferred into the variable subaccounts within 7 to 12 months from the date of enrollment. If you wish to dollar cost average from variable subaccounts, please see the form in the back of the booklet.

     The program referenced above may be terminated or modified at any time by me or the Insurer by providing written notice to the other party or, if investment option balances are inadequate, by executing the requested transfer/withdrawal. In the unlikely event that another financial transaction request is received on the transfer/withdrawal date, the Insurer may delay processing the scheduled transfer/withdrawal if enrolling in the Systematic Withdrawal Plan.

Optional Riders (May not be available in all states*)
8A) Retirement Income Guarantee Select only one income benefit rider
o Income Benefit Rider 1: Guaranteed Return of Premium
OR
o Income Benefit Rider 2: Guaranteed Greater of 6% Annual Increase or Maximum Anniversary Value

8B) Enhanced Death Benefit
o 5% Annual Increase
             Greater of base death benefit or 5% Annual Increase

*Please note there is an additional charge for the optional riders; see prospectus for details.

9) Special Remarks (Attach separate page if necessary.)

10) Home office use only

11) Owner(s') Acknowledgements
The following states require the applicant to acknowledge the information below that pertains to their specific state. Check the appropriate box for your resident state, sign and date the bottom of Section 12.
o Arkansas, o Kentucky, o Maine, o New Mexico, o Ohio, o Pennsylvania
Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals, for the purpose of misleading information concerning any false materials thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

o Arizona Upon your written request we will provide you within a reasonable period of time, reasonable, factual information regarding the benefits and provisions of the annuity contract for which you are applying. If for any reason you are not satisfied with the contract, you may return the contract within twenty days after you receive it. If the contract you are applying for is a variable annuity, you will receive an amount equal to the sum of (i) the difference between the premiums paid and the amounts allocated to any account under the contract and (ii) the Contract Value on the date the returned contract is received by our company or our agent.

o Colorado It is unlawful to knowingly provide false, incomplete, misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Services.

o Florida Any person who knowingly and with intent to injure, defraud or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree.
o New Jersey Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

12) Will the annuity applied for replace one or more existing annuity
or life insurance contracts?   o Yes      o No
(If yes, explain in Special Remarks, section 9.)
Have you purchased another annuity during the current calendar year?
             o Yes      o No
Do you or any joint owner currently own an annuity issued by the insurer?
             o Yes     o No
o Optional Consent for Electronic Distribution to my E-mail address:
    _________________________________________________

I(we) hereby consent to the electronic distribution of annuity and fund prospectuses, statements of additional information, shareholder reports, proxy statements and prospectus supplements. I understand that I may revoke this consent at any time, and that absent my revocation, this consent will be valid.

o STATEMENT OF INTENTION: Although I am not obligated to do so, it is my intention to make purchase payments over a 13-month period in one or more of the Investment Alternatives in an aggregate amount which, when adjusted for any withdrawals and considered in conjunction with any other applicable values described in the "Sales Charges" provision of the annuity prospectus, will be at least equal to: o $25,000; o $50,000; o $100,000; o $250,000; o $1,000,000.

o Receipt of a variable annuity and fund prospectus is hereby acknowledged. If not checked, the appropriate prospectus will be mailed to you.

     I/WE UNDERSTAND THAT ANNUITY PAYMENTS OR SURRENDER VALUES, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

     A copy of this application signed by the Agent will be the receipt for the first purchase payment. If the insurer declines this application, the insurer will have no liability except to return the first purchase payment.

     I have read the statements above and represent that they are complete and true to the best of my knowledge and belief. I agree that this application shall be a part of the annuity issued by the insurer. By accepting the annuity issued, I agree to any additions or corrections to this application. The insurer will obtain written agreement from me for any change in investment allocations, benefits, type of plan, or birthdates.

a  Owner's signature ___________________________________________________

a  Joint Owner's signature _____________________________________________
   Signed at ____________________________       on___________________________

Do you, as Agent, have reason to believe the product applied for will replace
existing annuities or insurance?   o Yes      o No
Licensed Agent
Signature  Print name
Soc. Sec. No.
Licensed I.D. # (for Florida agents only)

For Broker Use Only -- Contact  your home  office  for  program  information.
o Program A o Program B o Program C o Program D

LR1601CW

LUxxxx
                         ALLSTATE LIFE INSURANCE COMPANY
                          (herein called "we" or "us")

                   Amendatory Endorsement to the Death Benefit


This endorsement amends the Contract to which it is attached as follows. The Death Benefit provision in the Contract is deleted and replaced with the following.

Death Benefit Except as defined in the Death of Owner provision on the Contract, when the surviving spouse continues the Contract, prior to the Payout Start Date, the Death Benefit is equal to the greatest of the following Death Benefit alternatives:

o the sum of all Purchase Payments reduced by any withdrawal adjustments, as defined below; or

o    the Contract Value on the date we determine the Death Benefit; or

o    the Maximum Anniversary Value.

     o On the date of issue, the Maximum Anniversary Value is equal to the initial Purchase Payment.

     o After issue, the Maximum Anniversary Value is recalculated when a Purchase Payment or withdrawal is made or on a contract anniversary as follows:

          A. For Purchase Payments, the Maximum Anniversary Value is equal to the most recently calculated Maximum Anniversary Value plus the Purchase Payment.

          B. For withdrawals, the Maximum Anniversary Value is equal to the most recently calculated Maximum Anniversary Value reduced by a withdrawal adjustment, as defined below.

          C. On each contract anniversary, the Maximum Anniversary Value is equal to the greater of the Contract Value or the most recently calculated Maximum Anniversary Value.

               In the absence of any withdrawals or Purchase Payments, the Maximum Anniversary Value will be the greatest of all anniversary Contract Values on or prior to the date we calculate the death benefit.

               The Maximum Anniversary Value will be recalculated until the first Contract Anniversary after the 80th birthday of the oldest Owner or, if no Owner is a living individual, the Annuitant.
               After that date, the Maximum Anniversary Value will be recalculated only for Purchase Payments and withdrawals. The Maximum Anniversary Value will never be greater than the maximum death benefit allowed by any non-forfeiture laws which govern this Contract.

Each Contract Year, the withdrawal adjustment is determined as follows:

o A withdrawal adjustment is equal to the amount of the withdrawal up to an annual aggregate maximum of 25% of the Account Value as of the beginning of the Contract Year.

o For annual aggregate withdrawals in excess of 25% of the Account Value as of the beginning of the Contract Year, the withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

               (a) = the  withdrawal  amount less 25% of the Account Value as of the  beginning of the Contract  Year.

               (b) = the Contract Value immediately prior to the withdrawal less
                     25% of the Account Value as of the beginning of the Contract Year.

               (c) = the  value  of the  applicable  Death  Benefit  alternative immediately prior to the withdrawal less 25% of the Account Value as of the beginning of the Contract Year.

In no case will a withdrawal adjustment be greater than (d) divided by (e), with the result multiplied by (f), where:

         (d) = the withdrawal amount.
         (e) = the Contract Value immediately prior to the withdrawal.
         (f) = the value of the applicable Death Benefit alternative immediately prior to the withdrawal.

We will determine the value of the Death Benefit as of the end of the Valuation Period during which we receive a complete request for payment of the Death Benefit. A complete request includes due proof of death.


Except as amended in this endorsement, the Contract remains unchanged.




        Secretary                  Chairman and Chief Executive Officer